Exhibit 10.10

California

Residential Lease Agreement

This Lease Agreement (the “Agreement”) is made and entered on October 01, 2015 (the “Effective Date”) by and between Henderson & Murphy LLC (the “Landlord”) and the following tenants:

Fathom Realty Holdings, LLC

(the “Tenant”)

Subject to the terms and conditions stated below the parties agree as follows:

1. Property. Landlord, in consideration of the lease payments provided in this Agreement, leases to Tenant the suite, described below, located at 24800 Chrisanta Drive, Suite 140, Mission Viejo, California 92691 (the “Property”). No other portion of the building wherein the Property is located is included unless expressly provided for in this Agreement.

Office description: Office space is 1984 sq. ft.

2. Term. This Agreement will begin on January 1, 2019 (the “Start Date”) and will terminate on December 31, 2020 (the “Termination Date”), and thereafter will be month-to-month on the same terms and conditions as stated herein, save any changes made pursuant to law, until terminated.

Tenant will vacate the Property upon termination of the Agreement, unless: (i) Landlord and Tenant have extended this Agreement in writing or signed a new agreement; (ii) mandated by local rent control law; or (iii) Landlord accepts Rent from Tenant (other than past due Rent), in which case a month-to-month tenancy will be created which either party may terminate by Tenant giving Landlord written notice of at least 30 days prior to the desired termination date, or by Landlord giving Tenant written notice as provided by law. Rent will be at a rate agreed to by Landlord and Tenant, or as allowed by law. All other terms and conditions of this Agreement will remain in full force and effect.

3. Management. The Tenant is hereby notified that Stephen G. Murphy is the property manager of the Property. Should the Tenant have any issues or concerns, the Tenant may contact Stephen G. Murphy by one of the methods below:

Address: 24800 Chrisanta Drive, Suite 140, Mission Viejo, California 92691.

Telephone: 949-466-4440

Email: steve@murphycacpa.com

4. Rent. Tenant will pay to Landlord rent in the amount of $3,968.00 (the “Rent”), payable in advance on the 1st day of each month, and is delinquent after fifth of month. If that day falls on a weekend or legal holiday, the rent is due on the next business day.

Payments should be sent to:

Payment address: 24800 Chrisanta Drive, Suite 140, Mission Viejo, California 92691, or at such other place as Landlord may designate from time to time.

Payments can be made by using one of the following methods of payment:

Acceptable forms of payment:

-	Direct deposit or by check

Tenant agrees to submit rent payments by one of the methods above. No cash payments will be accepted. Tenant is responsible for any payment made by mail and not received by the due date stated herein. Mailed payments must be received on or before the due date. Rent payments for any partial month will be pro-rated at the rate of 1/30th of the monthly rent payment per day.

Landlord may apply any payment made by Tenant to any obligation owed by Tenant to Landlord regardless of any dates or directions that accompany a payment. Landlord has full discretion to accept or reject payments from or written by third parties. Landlord’s acceptance of a payment by a third party does not override the previous statement and Landlord will continue to have full discretion to accept or reject payments submitted or written by third parties. Monthly rent payments received in prior months to which the payment is due will be held by the Landlord uncashed in a secured location and deposited on the first of the month.

5. Security Deposit. At the time of signing this Agreement, tenant must deposit with Landlord the sum of $2,500.00 (the “Security Deposit”), receipt of which is hereby acknowledged, as security for any damage caused to the Property during the term thereof. The maximum amount that Landlord may receive as the Security Deposit cannot exceed two (2) months rent if the Property is unfurnished or three (3) months rent if the Property is furnished. Tenant expressly may not use the Security Deposit in lieu of payment of rent. All or any portion of the Security Deposit may be used to: (i) repair damage, excluding ordinary wear and tear, caused by Tenant and/or by a guest of the Tenant; (ii) clean Property, if necessary, upon termination of tenancy; (iii) replace Landlord’s personal property or appurtenances; and (iv) cure Tenant’s default in payment of rent, or other sums due.

In compliance with Cal. Civ. Code § 1950.5, the Security Deposit will be returned to Tenant, without interest, and less any set off for damages to the Property within 21 days of the date of termination of this Agreement, or the Tenant’s last day of occupancy, whichever occurs later. Landlord will provide Tenant with an itemized statement indicating the amount of the Security Deposit and the basis for any and all applicable damages. Landlord must include documents showing charges incurred: (i) if owner or owner’s employee performs work, the owner must specify the hours required and hourly rate; and (ii) if 3rd party performs the work, Landlord will provide invoices, bills or receipts from the 3rd party. No interest will be paid on the Security Deposit unless required by local ordinance.

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6. Late Payments. Tenant and Landlord agree that Landlord will sustain costs and damages as a result of any late payment of rent but that it will be extremely difficult to determine with specificity the actual amount of that damage. Therefore, Tenant agrees to pay a service charge of $25.00 for the handling of late rent payments received by the Landlord 5 days after the due date. The parties agree that this late charge represents a fair and reasonable estimate of the costs and damages that Landlord will incur by reason of late payment by the Tenant.

The late charge period is not a grace period and Landlord is entitled to make a written demand for any unpaid rent on the next day after the due date. Payment of the late charge does not cure the late payment for purposes of establishing habitual late payment of rent. Landlord and Tenant agree that five (5) late payments in any 12 month period will constitute habitual late payment of rent and may be considered a just cause for eviction.

7. Failure to Pay. Pursuant to California Civil Code §§ 1785.26, Tenant is hereby notified that a negative credit report reflecting on Tenants’ credit history may be submitted to a credit reporting agency if Tenant fails to fulfill the terms of their credit obligations, such as their financial obligations under the terms of this Agreement.

8. Possession. Tenant will be entitled to possession of the Property on the first day of the term of this Agreement, and will yield possession to Landlord on the last day of the term of this Agreement, unless otherwise agreed by both parties in writing. At the expiration of the term, Tenant will remove its goods and effects ad peaceably yield up the Property to Landlord in as good as condition as when delivered to Tenant, ordinary wear and tear excepted.

9. Keys and Locks. Tenant will be given a set number of keys for the Property. If all keys are not returned to Landlord following termination of the Agreement, Tenant will be charged a monetary fee to replace the keys. If a security deposit was collected by the Landlord at the time of signing this Agreement, then such amount will be subtracted from the Security Deposit. Tenant is not permitted to change any lock or place additional locking devices on any door or window of the Property without Landlord’s approval prior to installation. If allowed, Tenant must provide Landlord with keys to any changed lock immediately upon installation.

10. Smoking. Smoking is prohibited in any area in or on the Property, both private and common, whether enclosed or outdoors. This policy applies to all owners, tenants, guests, employees, and servicepersons. The Tenant will be liable for any damages caused to the Property due to Tenant or Tenant’s visitors or guests smoking in or on the Property. Any violation of this policy will be seen as a breach of this Agreement and Landlord will be entitled to all remedies allowable by law including eviction.

11. Maintenance and Repairs. Tenant will, at Tenant’s expense, and at all times maintain the Property in a clean and sanitary manner including all furniture, furnishings, and appliances therein and will surrender the same upon termination of tenancy in the same condition received, except for normal wear and tear. Tenant will be responsible for all damages in about the Property caused by Tenant’s negligence and that of their family or invitees or guests. Tenant will be responsible for checking and maintaining all smoke detectors. Tenant will immediately notify Landlord, in writing, of any problem, malfunction, or damage. Such notice will also be deemed permission to enter the Property to perform such maintenance or repairs in accordance with California Civil Code § 1954 unless specifically requested by Tenant.

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12. Utilities and Services. Tenant will pay directly for all utilities, services and electricity.

13. Default. Tenant will be in default of this Agreement if Tenant fails to comply with any material provisions of this Agreement by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation (or any other obligation) after written notice of such default is provided by Landlord to Tenant, Landlord may elect to cure such default and the cost of such action will be added to Tenant’s financial obligations under this Agreement. All sums of money or charges required to be paid by Tenant under this Agreement will be additional rent, whether or not such sums or charges are designated as additional rent. The rights provided by this paragraph are cumulative in nature and are in addition to any other rights afforded by law.

14. Holding Over. Should the Tenant hold over the term hereby created with consent of the Landlord, the term of this lease will become a month-to-month tenancy and be deemed to be and be extended at the rental rate herein provided, and otherwise upon the terms and conditions in this Agreement, until either party hereto serves upon the other thirty (30) days written notice of termination, reflecting the effective date of cancellation.

15. Insurance. Landlord’s insurance does not cover Tenants or Tenants’ client’s personal property. Tenant is required to carry Tenant’s own policy of liability insurance to avoid loss from any unforeseen incidents or Acts of God. Tenant agrees to carry a one million ($1,000,000.00) liability insurance policy.

16. Condition of Property. Tenant stipulates, represents and warrants that Tenant has examined the Property, and that it is at the time of this Agreement in good order, repair, and in a safe, clean and tenantable condition.

17. Alterations and Improvements. Tenant will make no alterations to the buildings or improvements to the Property or construct any building or make any other improvements on the Property without the prior written consent of Landlord. Any and all alterations, changes, and/or improvements built, constructed or placed on the Property by Tenant will, unless otherwise provided by written agreement between Landlord and Tenant, be and become the property of Landlord and remain on the Property at the expiration or earlier termination of this Agreement.

18. Carbon Monoxide Alarm. Pursuant to California Health & Safety Code § 17926.1, Landlord warrants the Property currently has a carbon monoxide alarm in place and is operational. Landlord will be responsible for the repair and replacement of any missing or nonfunctional carbon monoxide alarm upon written request from the Tenant.

19. Hazardous Materials Disclosure. Pursuant to the regulations of Proposition 65, enacted by the voters of the State of California, Landlord hereby makes the following required disclosure: Warning - The Premises contains chemicals known to the State of California to cause cancer and birth defects or other reproductive harm.

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20. Notice. Notice under this Agreement will not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed to the party at the appropriate address set forth below. Such addresses may be changed from time to time by either party by providing notice as set forth below. Notices mailed in accordance with these provisions will be deemed received on the third day after posting.

Landlord:

Henderson & Murphy LLC

24800 Chrisanta Drive, Suite 140, Mission Viejo, California 92691

Property Manager:

Stephen G. Murphy

24800 Chrisanta Drive, Suite 140, Mission Viejo, California 92691

Tenant:

Fathom Realty Holdings, LLC

24800 Chrisanta Drive, Suite 140, Mission Viejo, California 92691

Such addresses may be changed from time to time by any party by providing notice as set forth above.

Receipt

				Initials

			Tenant	Landlord

Security Deposit:		$2,500.00		/s/
Prorated rent for the Period:	$	/		/s/
Prepaid rent for the Period:	$	/		/s/
January 2019 Rent	$	/		/s/

Total Charges Received:		$2,500.00		/s/

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IN WITNESS WHEREOF, the Landlord and Tenant have executed this Agreement in the manner prescribed by law as of the Effective Date.

Landlord:

By:	/s/ Stephen G. Murphy	Date:	12/31/18
Stephen G. Murphy, for Henderson & Murphy LLC
24800 Chrisanta Drive, Suite 140
Mission Viejo, California 92691

Tenant:

Fathom Realty Holdings, LLC

By:	/s/ Veronica Salmon		Date:	12/31/18
	By:	Veronica Salmon
Vice President of Finance

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California Lease Agreement

Inspection Checklist

Address:	24800 Chrisanta Drive, Suite 140, Mission Viejo, California 92691

Tenant has inspected the Property and states that the Property is in satisfactory condition, free of defects, except as noted below:

Fathom Realty Holdings, Inc.

By:	/s/ Veronica Salmon		Date:	12/31/18
	By:	Veronica Salmon
Vice President of Finance

Acknowledged by Landlord:

Henderson & Murphy LLC

By:	/s/ Stephen G. Murphy	Date:	12/31/18

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